Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	November 28, 2012
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY AMENDS
ITS $500 MILLION UNSECURED CREDIT FACILITY

LOS ANGELES, November 28, 2012 - Kilroy Realty Corporation (NYSE: KRC) today announced that its operating partnership, Kilroy Realty, L.P., completed an amendment to its $500 million unsecured credit facility, which reduced the borrowing costs and extended the maturity date to April 3, 2017. The unsecured credit facility now bears interest at LIBOR plus 1.45% and includes a 30 basis point facility fee. The interest rate and facility fee vary depending upon the company's credit ratings. Kilroy Realty, L.P. expects to use the facility for general corporate purposes, including funding its acquisition, development and redevelopment programs, and repaying long-term debt. The facility was syndicated to a group of 15 U.S. and international banks led by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which acted as joint lead arrangers and joint bookrunners.
JP Morgan Chase Bank, N.A. will be the administrative agent for the facility and Bank of America, N.A. will be the syndication agent. Barclays Bank PLC, Compass Bank, PNC Bank, National Association, Royal Bank of Canada, Union Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, N.A. acted as joint documentation agents. Other participants in the facility include Bank of the West, a California banking corporation, Comerica Bank, KeyBank, National Association, Sumitomo Mitsui Banking Corporation, Cathay United Bank, LTD., and Chang Hwa Commercial Bank, LTD., Los Angeles Branch.

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial property sectors along the West Coast. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At September 30, 2012, the company's stabilized office portfolio encompassed 12.7 million rentable square feet and its held for sale portfolio encompassed 3.7 million rentable square feet of office and industrial space. More information is available at http://www.kilroyrealty.com.
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

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